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                                                                   EXHIBIT 14(b)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement on Form N-14 of MuniHoldings Florida Insured Fund of our report dated July 5, 2000 relating to the financial statements and financial highlights of MuniHoldings Florida Insured Fund V appearing in this Registration Statement. We also consent to the reference to us under the captions "COMPARISON OF THE FUNDS -- Financial Highlights - FLORIDA INSURED V" and "Experts" also appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP
Princeton, New Jersey
October 2, 2000